Exhibit 10.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

VENTYX BIOSCIENCES, INC.

AND

EACH OF THE PURCHASERS

AS SET FORTH HEREIN

MARCH 6, 2024

TABLE OF CONTENTS

1.	Definitions		1

2.	Purchase and Sale of Common Stock		5
	2.1	Purchase and Sale	5
	2.2	Closing	5

3.	Representations and Warranties of the Company		6
	3.1	Organization and Power	6
	3.2	Capitalization	6
	3.3	Registration Rights	7
	3.4	Authorization	7
	3.5	Valid Issuance	7
	3.6	No Conflict	8
	3.7	Consents	8
	3.8	SEC Filings; Financial Statements	8
	3.9	Absence of Changes	9
	3.10	Absence of Litigation	9
	3.11	Compliance with Law; Permits	9
	3.12	Intellectual Property	10
	3.13	Employee Benefits	10
	3.14	Taxes	11
	3.15	Environmental Laws	11
	3.16	Title	12
	3.17	Insurance	12
	3.18	Nasdaq Stock Market	12
	3.19	Sarbanes-Oxley Act	12
	3.20	Clinical Data and Regulatory Compliance	12
	3.21	Compliance with Health Care Laws	13
	3.22	Accounting Controls and Disclosure Controls and Procedures	14
	3.23	Price Stabilization of Common Stock	14
	3.24	Investment Company Act	14
	3.25	General Solicitation; No Integration or Aggregation	14
	3.26	Brokers and Finders	14
	3.27	Reliance by the Purchasers	14
	3.28	No Disqualification Events	15
	3.29	No Additional Agreements	15
	3.30	Anti-Bribery and Anti-Money Laundering Laws	15
	3.31	Cybersecurity	15
	3.32	Compliance with Data Privacy Laws	16
	3.33	Transactions with Affiliates and Employees	17
	3.34	Shell Company Status	17
	3.35	OFAC	17
	3.36	No Other Representations or Warranties	17

i

4.	Representations and Warranties of Each Purchaser		18
	4.1	Organization	18
	4.2	Authorization	18
	4.3	No Conflict	18
	4.4	Consents	18
	4.5	Residency	19
	4.6	Brokers and Finders	19
	4.7	Investment Representations and Warranties	19
	4.8	Intent	19
	4.9	Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks	19
	4.10	Tax Advisors	20
	4.11	Shares Not Registered; Legends	20
	4.12	Placement Agents	21
	4.13	Reliance by the Company	21
	4.14	No General Solicitation	22
	4.15	No Reliance	22
	4.16	Access to Information	22
	4.17	Certain Trading Activities	22
	4.18	Disqualification Event	23

5.	Covenants		23
	5.1	Further Assurances	23
	5.2	Listing	23
	5.3	Disclosure of Transactions	23
	5.4	Integration	24
	5.5	Pledge of Shares	24
	5.6	Subsequent Equity Sales	25
	5.7	Use of Proceeds	25
	5.8	Removal of Legends	26
	5.9	Furnishing of Information	26
	5.10	Equal Treatment of Purchasers	26
	5.11	Blue Sky Laws	26

6.	Conditions of Closing		27
	6.1	Conditions to the Obligation of the Purchasers	27
	6.2	Conditions to the Obligation of the Company	28

7.	Termination		29
	7.1	Conditions of Termination	29

8.	Miscellaneous Provisions		29
	8.1	Public Statements or Releases	29
	8.2	Interpretation	30
	8.3	Notices	30
	8.4	Severability	31
	8.5	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	31
	8.6	Waiver	32

ii

8.7	Expenses	32
8.8	Assignment	32
8.9	Confidential Information	32
8.10	Reliance by and Exculpation of Placement Agents	33
8.11	Third Parties	34
8.12	Independent Nature of Purchasers’ Obligations and Right	34
8.13	Counterparts	34
8.14	Entire Agreement; Amendments	35
8.15	Survival	35
8.16	Mutual Drafting	35
8.17	Additional Matters	35

Exhibits

Exhibit A Purchasers	A-1

Exhibit B Form of Lock Up Agreement	1

Exhibit C Form of Registration Rights Agreement	C-1

iii

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of March 6, 2024, by and between Ventyx Biosciences, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached to this Agreement (each, including its successors and assigns, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, desires to purchase from the Company upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, as a condition to the Closing (as defined below) and contemporaneously with the sale of the Shares (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2023 Form 10-K” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals hereof preamble hereto.

“Amended and Restated Bylaws” shall mean the Amended and Restated Bylaws of the Company, as in effect on the date hereof.

“Amended and Restated Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CCPA” has the meaning set forth in Section 3.32 hereof.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Clinical Disclosure Event” has the meaning set forth in Section 5.3 hereof.

“Closing Date” shall mean March 11, 2024 or such other date as mutually agreed by the Company and the Purchasers, but in no event later than the fifth (5th) Business Day following the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereof.

“Common Stock Equivalents” shall mean any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble hereto.

“Confidential Data” has the meaning set forth in Section 3.31 hereof.

“Covered Person” has the meaning set forth in Section 3.28 hereof.

“Disqualification Event” has the meaning set forth in Section 3.28 hereof.

“Drug Regulatory Agency” shall mean the United States Food and Drug Administration (FDA) or other comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products and drug product candidates.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“GDPR” has the meaning set forth in Section 3.32 hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” has the meaning set forth in Section 3.21 hereof.

“HIPAA” has the meaning set forth in Section 3.31 hereof.

“Intellectual Property” has the meaning set forth in Section 3.12 hereof.

“IT Systems” has the meaning set forth in Section 3.31 hereof.

“Lock-Up Agreement” has the meaning set forth in Section 5.6 hereof.

“Lock-Up Period” has the meaning set forth in Section 5.6 hereof.

“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so.

“National Exchange” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.31 hereof.

“Placement Agents” shall mean Jefferies LLC, Piper Sandler & Co. and LifeSci Capital LLC, whom the Company has engaged as its exclusive placement agents in connection with the placement of the Shares.

“Privacy Laws” has the meaning set forth in Section 3.32 hereof.

“Privacy Statements” has the meaning set forth in Section 3.32 hereof.

“Process” or “Processing” has the meaning set forth in Section 3.32 hereof.

“Purchaser” and “Purchasers” have the meanings set forth in the preamble hereto.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” shall mean all forms, statements, certifications, reports and documents required to be filed or furnished by the Company with the SEC under the Exchange Act or the Securities Act for the year preceding the date hereof.

“Securities Act” has the meaning set forth in the recitals hereof.

“Shares” shall mean the shares of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, with respect to each Purchaser, the aggregate U.S. dollar amount to be paid for the Shares purchased hereunder by such Purchaser set forth opposite such Purchaser’s name in Exhibit A.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement and the Lock-Up Agreements.

“Transaction Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Transfer Agent” shall mean, with respect to the Common Stock, Equiniti Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.

“USPTO” has the meaning set forth in Section 3.12 hereof.

“Willful Breach” has the meaning set forth in Section 7 hereof.

2. Purchase and Sale of Common Stock.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of 11,174,000 Shares. The purchase price per share of Common Stock shall be $8.95 per share. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, that number of Shares in exchange for the consideration set forth opposite such Purchaser’s name on Exhibit A.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Shares shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers at least one (1) Business Day prior to the Closing, to an account to be designated by the Company (which shall not be an escrow account). On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to each Purchaser. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder. If a Purchaser has delivered the Subscription Amount prior to the Closing Date, and the Closing does not occur for any reason on or prior to the fifth (5th) Business Day following the expected Closing Date, the Company shall promptly (but not later than one (1) Business Day thereafter) return the Subscription Amount to such Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser, and any book entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve the Purchasers of their respective obligations to purchase the Shares at the Closing. Notwithstanding anything in this Agreement to the contrary and as may be agreed to among the Company and one or more Purchasers, a Purchaser that is a mutual fund and subject to regulations related to the timing of funding and the issuance of securities thereunder or a Purchaser that has internal policies and/or procedures relating to the timing of funding and issuance of securities thereafter shall not be required to wire such Purchaser’s Subscription Amount until it confirms receipt of a book-entry Transfer Agent evidencing the issuance of the Shares to such Purchaser on and as of the Closing Date.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and the Placement Agents that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has only the following subsidiaries: Oppilan Pharma, Ltd. (United Kingdom), Zomagen Biosciences Belgium BV (Belgium) and Zomagen Biosciences Ltd. (United Kingdom). Each of such subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect.

3.2 Capitalization. The authorized capital stock of the Company consists of 900,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s issued and outstanding capital stock is as set forth in the 2023 Form 10-K as of the date indicated therein (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the 2023 Form 10-K or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the 2023 Form 10-K). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived. The Company does not have outstanding any stockholder rights plans, a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. The issuance and sale of the Shares hereunder will not be in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, obligate the Company to issue any shares of Common Stock or other securities and will not result in the adjustment of the exercise, conversion, exchange or reset price of any security. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchasers) and, will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

3.3 Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired, and any such existing registration rights have been satisfied or waived with respect to the registration statement contemplated by the Registration Rights Agreement.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser and that this Agreement constitutes the legal, valid and binding agreement of each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by the Company and the other parties thereto and, assuming that they constitute legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. The Shares being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the offer and sale of the Shares to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument, contract, credit facility, loan agreement, bond, note, or other evidence of indebtedness, franchise, license, permit, judgment, order, statute, law, ordinance, rule or regulation, applicable to the Company or its properties or assets or to the Company’s subsidiaries and their respective properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, no consent, approval, authorization, filing with or order of or registration with, any court, regulatory body, self-regulatory organization, stock exchange, or governmental agency or body is required in connection with the transactions contemplated by the Transaction Agreements, including the sale and issuance of the Shares, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

3.8 SEC Filings; Financial Statements.

(a) The Company has filed or furnished, as applicable, in a timely manner all SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(b) As of their respective filing dates, the financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except as otherwise noted therein, and in the case of unaudited interim financial statements, which may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(c) To the Company’s knowledge, Ernst & Young LLP, who has certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, (i) have at all times since the date of enactment of the Sarbanes-Oxley Act been a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) are “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) are in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Accounting Oversight Board thereunder.

3.9 Absence of Changes. Except as otherwise stated or disclosed in the SEC Reports filed at least one business day prior to the date hereof, since December 31, 2023, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any court or other governmental body against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Except for the putative securities class action complaint, captioned Yuksel v. Ventyx Biosciences, Inc., et al., No. 24CV0415 AGS DDL, filed on March 1, 2024 in the U.S. District Court for the Southern District of California, neither the Company nor, to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

3.11 Compliance with Law; Permits. None of the Company or any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any applicable laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had or is not reasonably expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to have a Material Adverse Effect.

3.12 Intellectual Property. The Company and its subsidiaries own, or have rights to use, all inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the 2023 Form 10-K (collectively, “Intellectual Property”) necessary for, or used in the conduct of their respective businesses (including as described in the 2023 Form 10-K), except where any failure to own, possess or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. There are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances, and, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property. No action, suit, or other proceeding is pending or, to the Company’s knowledge, is threatened in writing: (A) challenging the Company’s or subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality, and invention assignment agreements and invention assignments with their employees. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office (the “USPTO”) during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with. To the Company’s knowledge, there is no prior art that may render any patent within the Intellectual Property invalid or that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the USPTO.

3.13 Employee Benefits. Except as would not be reasonably expected to have a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment and employment practices, terms and conditions of employment and wages and hours, except for any failures to comply that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any material federal, state and foreign income and other tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

3.15 Environmental Laws. The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received since January 1, 2024, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any of its subsidiaries is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or its subsidiaries’ compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or its subsidiaries has received since January 1, 2024, any written notice or other communication relating to property owned or leased at any time by the Company or its subsidiaries, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any of its subsidiaries is not in compliance with or violated any Environmental Law relating to such property. The Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. None of the Company or any of its subsidiaries owns any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets and the properties and assets of its subsidiaries, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2024, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Global Select Market under the symbol “VTYX”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market, LLC or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Select Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act. The Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Global Select Market and the Company is in compliance with all such listing and maintenance requirements.

3.19 Sarbanes-Oxley Act. The Company is, and since September 29, 2021 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by the Company and its subsidiaries that are described in, or the results of which are referred to in, the 2023 Form 10-K were and, if still pending, are being conducted in all material respects in accordance with the approved protocols and applicable laws and regulations; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which the Company reasonably believes are inconsistent with, or otherwise call into question, the results described or referred to in the 2023 Form 10-K. The Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or Drug Regulatory Agency, or health care facility Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the 2023 Form 10-K, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of any clinical trials that are described or referred to in the 2023 Form 10-K, and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies, except where any noncompliance with such rules and regulations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.21 Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in compliance with all Health Care Laws in all material respects and to the extent applicable to the Company’s current business and investigational product candidates. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its subsidiaries or any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. The Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.24 Investment Company Act. The Company is not, and immediately after receipt of payment for the Common Stock will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Stock pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Select Market.

3.26 Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees of the Placement Agents.

3.27 Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agents, the Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.

3.29 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements. For the avoidance of doubt, the Company has not entered into any other purchase agreement with any other Person on or around the date hereof, or any other agreement in connection with any Person’s direct or indirect equity investment in the Company that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

3.30 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, each of its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees is and has at all times been in compliance with, and its participation in the offering will not violate, any (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.31 Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, and Personal Data. The Company and its subsidiaries are presently, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing (as defined below), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

3.32 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the California Consumer Privacy Act (“CCPA”), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of its subsidiaries: (i) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

3.33 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.34 Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.

3.35 OFAC. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with country or territory that is the subject of Sanction.

3.36 No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Article III, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchasers will rely, and the Company agrees that the Purchasers may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.

4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and the Placement Agents that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:

4.1 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Shares in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5 Residency. Such Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below such Purchaser’s name on Exhibit A or, if not so set forth, as otherwise disclosed to the Company in writing (which writing may be an email from a Purchaser or its agent) and such Purchaser undertakes to provide such information promptly following a request from the Company therefor.

4.6 Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7 Investment Representations and Warranties. Each Purchaser hereby represents and warrants that, it as of the date hereof is, if an entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Each Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares. Such Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

4.8 Intent. Each Purchaser is purchasing the Shares for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof in violation of the Securities Act. Notwithstanding the foregoing, if such Purchaser is purchasing the Shares as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Purchaser has no present arrangement to sell the Shares to or through any person or entity. Each Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Notwithstanding the foregoing, the representations in this Section 4.3 shall not restrict the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws and that nothing contained herein shall be deemed a representation or warranty by a Purchaser to hold Shares for any period of time.

4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Each Purchaser acknowledges that such Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Each Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Shares and such Purchaser acknowledges specifically that a possibility of total loss exists.

4.10 Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares set forth opposite such Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11 Shares Not Registered; Legends. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and, under certain circumstances, on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

Each Purchaser understands that the Shares may bear a legend in substantially the following form and substance:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”

In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12 Placement Agents. Each Purchaser hereby acknowledges and agrees that (a) each Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Shares to Purchaser and neither the Placement Agents nor any of their respective affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Shares, (b) each Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Shares, nor is such information or advice necessary or desired, (c) each Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) each Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates, agents, representatives or counsel in connection with the offer and sale of the Shares. Neither the Placement Agent nor any of their respective affiliates, agents, representatives or counsel have made or make any representation as to the quality or value of the Shares and the Placement Agents and any of their respective affiliates, agents, representatives or counsel may have acquired non-public information with respect to the Company which Purchaser agrees need not be provided to it. Neither the Placement Agents nor any of their respective affiliates, agents, representatives or counsel has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated by the Transaction Agreements.

4.13 Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.14 No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. Such Purchaser became aware of this offering of the Shares solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agents and/or their respective representatives. Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to Purchaser, by any other means, and none of the Company, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Shares as a result of any advertisement or, to its knowledge, any general solicitation within the meaning of the Securities Act.

4.15 No Reliance. The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agents), expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.

4.16 Access to Information. In making its decision to purchase the Shares, Purchaser has relied solely upon independent investigation made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company. Without limiting the generality of the foregoing, each Purchaser acknowledges that such Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

4.17 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or to any Purchaser’s outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.18 Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

5. Covenants.

5.1 Further Assurances. At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to such Purchaser set forth in Section 4 of this Agreement are no longer accurate.

5.2 Listing. The Company shall prepare and file the Notification Form: Listing of Additional Shares covering all of the Shares in the manner required by the Nasdaq Global Select Market. The Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Global Select Market and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange.

5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (the “Transaction Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements

(including, without limitation, this Agreement and the Registration Rights Agreement)). In addition, the Company shall, by 5:30 p.m., New York City time, on March 11, 2024, file with the SEC a Current Report on Form 8-K disclosing all material information to be presented by the Company at its virtual investor event on March 11, 2024 (the “Clinical Disclosure Event”), which information shall include (A) clinical updates from the Company’s NLRP3 portfolio, including topline results from the Phase 2 trial of VTX2735 in CAPS and topline results from the Phase 1 trial of VTX3232 in healthy volunteers, and (B) a clinical update from the Company’s ongoing open-label extension of the VTX002 Phase 2 trial in ulcerative colitis. The Company hereby represents and warrants that from and after the issuance of the Transaction Disclosure Document and the Clinical Disclosure Event, no Purchaser nor any of its affiliates or representatives shall be in possession of any material, non-public information received from the Company, any subsidiary, or any of their respective officers, directors, or employees or agents, that is not disclosed in the Transaction Disclosure Document or the Clinical Disclosure Event. In addition, effective upon the issuance of the Transaction Disclosure Document and the Clinical Disclosure Event, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Agreements, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate unless otherwise specifically agreed in writing by such Purchaser. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its affiliates or advisers, or include the name of any Purchaser or any of its affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Select Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).

5.4 Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Pledge of Shares. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Purchaser effecting a pledge of

Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Shares are borne by the pledgor and/or pledgee and not the Company. Notwithstanding the foregoing, any Purchaser that is subject to the Company’s Insider Trading Policy must comply with such policy as it may pertain to any pledges of Shares.

5.6 Subsequent Equity Sales. From the date hereof until the Shares have been registered under the Securities Act pursuant to an effective registration statement (the “Lock-Up Period”), without the consent of Jefferies LLC, the Company shall not (a) issue shares of Common Stock or Common Stock Equivalents, or (b) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.6 shall not apply to (i) the issuance of the Shares hereunder; (ii) the transactions contemplated by the Registration Rights Agreement; (iii) the issuance of Common Stock upon the exercise of any options or warrants or upon the vesting of any restricted stock units outstanding on the date hereof, provided that each newly appointed director or executive officer that is a recipient of such Common Stock during the Lock-Up Period agrees in writing to be bound by the same terms described in a lock-up agreement in substantially similar form as Exhibit B attached hereto (the “Lock-Up Agreement”); (iv) the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants pursuant to (A) any stock option or equity incentive or employee stock purchase plan in effect on the date hereof and described in the SEC Reports or (B) any compensation agreements described in the SEC Reports, provided that each newly appointed director or executive officer that is a recipient of such Common Stock or Common Stock Equivalents during the Lock-Up Period agrees in writing to be bound by the same terms described in the Lock-Up Agreement; (v) the issuance of Common Stock in connection with acquisitions or strategic transactions, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that the aggregate number of shares of Common Stock issued in accordance with clause (v) of this Section 5.6 do not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Shares and the recipients of such Common Stock agree in writing to be bound by the same terms described in the Lock-Up Agreement; and (vi) the filing of a registration statement on Form S-8 with respect to any Common Stock or Common Stock Equivalents issued or issuable pursuant to any stock option, stock bonus, or other stock plan or arrangement described in the SEC Reports.

5.7 Use of Proceeds. The proceeds are anticipated to be used to fund the clinical development of VTX3232, VTX2735, VTX002, and the preclinical development of other programs, research activities and working capital and other general corporate purposes.

5.8 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Business Days of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.

(b) Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.8(b), and within two (2) Business Days of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions (including blanket opinions) to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.8 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC Fast Automated Securities Transfer (FAST) Program as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.9 Furnishing of Information. Until the twelve-month anniversary of the Closing Date, the Company covenants to use commercially reasonable best efforts to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

5.10 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Agreements unless the same consideration is also offered to all of the parties to such Transaction Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

5.11 Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares.

(e) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.

(f) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g) Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agents the opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Purchasers and the Placement Agents.

(h) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(f) (Adverse Changes) and 6.1(k) (Listing Requirements) of this Agreement have been fulfilled.

(i) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.

(j) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Purchasers.

(k) Listing Requirements. The listing and trading of the Common Stock on the Nasdaq Global Select Market shall not have been suspended, nor shall any suspension have been threatened either (i) in writing by the SEC or the Nasdaq Global Select Market or (ii) by falling below the minimum listing maintenance requirements of the Nasdaq Global Select Market (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have filed with The Nasdaq Stock Market, LLC a Notification Form: Listing of Additional Shares for the listing of the Shares and shall have received confirmation from staff of The Nasdaq Stock Market, LLC that it has completed its review of such form with no objections to the transactions contemplated herein.

(l) Lock-Up Agreement. The Company shall have delivered Lock-Up Agreements, executed by each director, executive officer and affiliated fund of the Company.

(m) Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Common Stock to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.

(b) Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Shares by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by each Purchaser at the Closing as set forth in Exhibit A.

7. Termination.

7.1 Conditions of Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and each of the Purchasers (solely as to itself), (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before March 13, 2024, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases; Use of Name and Logo.

(a) Except as set forth in Section 5.4, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.4, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

(b) The Company grants the Purchasers permission to use the Company and each of its subsidiaries’ names and logos in marketing materials, limited to customary tombstone announcements, of the Purchasers and their respective Affiliates.

8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)	If to the Company, addressed as follows:

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, California 92130

Attention: Raju Mohan, Ph.D.

Email: rmohan@ventyxbio.com

with a copy (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Attention: Martin J. Waters

Email: mwaters@wsgr.com

(b) If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7 Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.

8.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9 Confidential Information.

(a) Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s Affiliates, directors, officers, and employees, outside attorneys, accountants, auditors or investment advisors, in each case only to the extent necessary to permit evaluation of the investment or the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Purchasers such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Purchaser acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.

8.10 Reliance by and Exculpation of Placement Agents.

(a) Each Purchaser hereto agrees for the express benefit of each Placement Agent, its affiliates and its representatives that (i) such Placement Agent, its affiliates and its representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Shares, and such Purchaser will not rely on any statements made by such Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) such Purchaser will be purchasing Shares based on the results of its own due diligence investigation of the Company and such Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Shares directly with the Company, and such Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to each Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.10 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement, and each Purchaser agrees that the Placement Agents may rely on such Purchaser’s representations and warranties contained in Section 4 of this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agents.

(c) Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(d) The Company agrees that the Placement Agents, their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent hereunder pursuant to the indemnification provisions set forth in the Placement Agent Agreement, dated as of March 6, 2024, between the Company and the Placement Agents.

8.11 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agents are an intended third-party beneficiary of the representations and warranties of the Company and of each Purchaser set forth in Section 3, Section 4, Section 6.1(g) and Section 8.10 respectively, of this Agreement.

8.12 Independent Nature of Purchasers’ Obligations and Right. The Company acknowledges and agrees that (i) each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, and (ii) the obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser also acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. has rendered legal advice to the Company and not such Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

8.13 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

8.14 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and each Purchaser. The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

8.15 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.16 Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.17 Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

VENTYX BIOSCIENCES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

[NAME]

By:

Name:

Title:

Address:
[•]
Email: [•]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

[NAME]

By:

Name:

Title:

Address:
[•]
Email: [•]

EXHIBIT A

FORM OF LOCK UP AGREEMENT

Form of Lock-up Agreement

March [•], 2024

Jefferies LLC

Piper Sandler & Co.

LifeSci Capital LLC

As Placement Agents

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Piper Sandler & Co.

800 Nicollet Mall, Suite 800

Minneapolis, Minnesota 55402

c/o LifeSci Capital LLC

250 W. 55th Street, 34th Floor

New York, New York 10019

RE:	Ventyx Biosciences, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a private placement of Shares (the “Private Placement”) for which Jefferies LLC (“Jefferies”), Piper Sandler & Co. (“Piper”) and LifeSci Capital LLC (“LifeSci”) will act as the placement agents (collectively, the “Placement Agents”). The undersigned recognizes that the Private Placement will benefit each of the Company and the undersigned. The undersigned acknowledges that the Placement Agents are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Private Placement and other arrangements with the Company with respect to the Private Placement.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and, if the undersigned is a natural person, will cause any Family Member not to), without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

•

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

1

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the offer and sale of the Shares, and the sale of the Shares pursuant to the Private Placement. In addition, the foregoing restrictions will not apply to the transfer of Shares or Related Securities:

i.	as a bona fide gift or gifts,

ii.	by will or intestacy,

iii.	to any trust or other entities formed for the direct or indirect benefit of the undersigned or a Family Member of the undersigned,

iv.	to any Family Member,

v.	if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust,

vi.

to a corporation, partnership, limited liability company or other entity of which the undersigned or any Family Member is the legal and beneficial owner of all of the outstanding equity securities or similar interests,

vii.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned (including, for the avoidance of doubt, any wholly-owned direct or indirect subsidiary of the undersigned or to the immediate or indirect parent entity of the undersigned), or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or other disposition by the undersigned to its stockholders, partners, members or other equity holders,

viii.	that the undersigned may purchase in open market transactions after the completion of the Private Placement;

ix.

by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that such Shares or Related Securities shall remain subject to the terms of this letter agreement,

x.

in connection with the exercise or settlement on a cash basis of options or restricted stock units granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the SEC, provided that any Shares or Related Securities received as a result of such exercise, vesting or settlement shall remain subject to the terms of this letter agreement,

2

xi.

to the Company (A) in connection with the “net” or “cashless” exercise of options or other rights to purchase Shares or Related Securities from the Company (including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of such exercise), which options or rights are described in the Company’s filings with the SEC, and (B) in connection with the vesting or settlement of restricted stock units, for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the SEC, provided that any Shares or Related Securities received as a result of such exercise, vesting or settlement shall remain subject to the terms of this letter agreement,

xii.

in connection with sales of the undersigned’s Shares or Related Securities made pursuant to a 10b5-1 trading plan (“10b5-1 Trading Plan”) that is designed to comply with Rule 10b5-1 under the Exchange Act (as such rule was in effect at the time any such 10b5-1 Trading Plan was adopted) that has been entered into by the undersigned prior to the date of this letter agreement and provided to the Placement Agents and their counsel, provided that (i) such 10b5-1 Trading Plan is not modified during the Lock-up Period, (ii) the entry into such 10b5-1 Trading Plan has previously been publicly disclosed under the Exchange Act, and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were effected pursuant to such 10b5-1 Trading Plan and no other public announcement shall be required or shall be made voluntarily in connection with such sales, and

xiii.

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Shares and Related Securities shall remain subject to the provisions of this letter agreement, provided, however, that in any such case, it shall be a condition to such transfer that:

•	in the case of any transfer pursuant to clauses (i) through (vii) and (ix) above, each transferee executes and delivers to the Placement Agents a lock-up letter in the form of this letter agreement,

•

in the case of any transfer pursuant to clauses (i) through (viii) above, no public disclosure or filing shall be required, or made voluntarily, during the Lock-up Period reporting a reduction in beneficial ownership of Shares in connection with such transfer,

•

in the case of any transfer pursuant to clauses (ix), (x) and (xi) above, no public disclosure or filing reporting a change in beneficial ownership of Shares or Related Securities shall be made voluntarily during the Lock-up Period, and if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of Shares or Related Securities during the Lock-up Period, the undersigned shall include a statement in such report to the effect that such transfer relates to the circumstances described in clause (ix), (x) or (xi), as applicable, and

•	in the case of any transfer pursuant to clauses (i) through (vii) above, such transfer shall not involve a disposition for value.

3

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares or Related Securities, provided that such plan does not provide for any transfers of Shares or Related Securities during the Lock-up Period and the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-up Period.

Moreover, notwithstanding the restrictions imposed by this letter agreement, the undersigned may demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities held by the undersigned, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; provided, that (i) the Resale Registration Statement (as defined below) shall have first been filed and declared effective by the SEC and (ii) no Shares or Related Securities shall be sold under any such registration during the Lock-up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and, if the undersigned is a natural person, the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the registration statement that is contemplated to be filed with the SEC by the Company to register the resale of the Shares to be sold in the Private Placement (the “Resale Registration Statement”) only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Private Placement or the Resale Registration Statement.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the Placement Agents have not provided any recommendation or investment advice nor have the Placement Agents solicited any action from the undersigned with respect to the Private Placement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agents may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Private Placement and the Placement Agents are not making a recommendation to the undersigned to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that the Placement Agents are making such a recommendation.

Whether or not the Private Placement occurs as currently contemplated or at all depends on market conditions and other factors. The Private Placement will only be made pursuant to the Stock Purchase Agreement. Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned shall be released from all obligations under this letter agreement upon the earliest to occur, if any, of (i) the Company advising the Placement Agents in writing prior to the Private Placement that it has determined not to proceed with the Private Placement or (ii) March 31, 2024, in the event the Private Placement has not been conducted by such date.

4

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

5

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-up Agreement]

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•

“Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction following the completion of the Private Placement and approved by the Board of Directors of the Company, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is two (2) trading days immediately following the Company’s public release of earnings for its first quarter ending March 31, 2024.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•

“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Stock Purchase Agreement” shall mean the definitive stock purchase agreement entered into in connection with the Private Placement.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

B-1